HECO Exhibit 32.3

Hawaiian Electric Company, Inc.

Written Statement of Chief Executive Officer Furnished Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Company, Inc. (HECO) on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the HECO Report), I, T. Michael May, Chief Executive Officer of HECO, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The HECO Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The HECO consolidated information contained in the HECO Report fairly presents, in all material respects, the financial condition as of September 30, 2004 and results of operations for the three and nine months ended September 30, 2004 of HECO and its subsidiaries.

/s/ T. MICHAEL MAY
T. Michael May
President and Chief Executive Officer of HECO

Date: November 5, 2004

A signed original of this written statement required by Section 906 has been provided to Hawaiian Electric Company, Inc. and will be retained by Hawaiian Electric Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.